                          CERTIFICATE OF INCORPORATION

                                       OF

                        AMERICAN SURGICAL LASER-DEL., INC.

1. Name. The name of the corporation is American Surgical Laser-Del., Inc.

2. Registered Office and Agent. The address of the registered office of the corporation in the State of Delaware is 229 South State Street, Dover, in the County of Kent. The registered agent at such address is The Prentice-Hall Corporation System, Inc.

3. Purpose. The purpose of the corporation is to engage in any lawful act of activity for which corporations may be organized under the General Corporation Law of Delaware.

4. Capitalization. The corporation shall be authorized to issue the following capital stock:

                                                        Number
Class                 Par Value                     Authorized
-----                 ---------                     ----------
Common                $    .001                     11,000,000
Preferred             $    .001                      1,000,000

5. Incorporator. The name and mailing address of the incorporator is:

                   Jane A. Rudnick
                   Nutter, McClennen & Fish
                   Federal Reserve Plaza
                   600 Atlantic Avenue
                   Boston, MA 02210

6. Corporate Existence. The corporation is to have perpetual existence.

7. Other Provisions. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

            A. The board of directors is expressly granted authority to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of any class or classes of stock or any series of any class of stock.

                 B. The books of the corporation may be kept at such place
            within or without the State of Delaware as the By-laws of the corporation may provide or as may be designated from time to time by the board of directors of the corporation.

         8. Compromises or Arrangements. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         9. By-Laws. The Board of Directors may adopt, amend, or repeal the By-laws of the corporation, except that any By-law adopted by the stockholders may be altered or repealed only by the stockholders if such By-law so provides.

         10. Elections. The election of Directors by the stockholders need not be by written ballot unless the By-laws of the corporation provide otherwise.

         IN WITNESS WHEREOF, the undersigned does hereby execute this instrument on January 18, 1985 and acknowledge, under pain of the penalties for perjury, that this instrument is her free act and deed and that the facts stated herein are true.

                                                  /s/Jane A. Rudnick
                                                  Jane A. Rudnick, Incorporator

                    CERTIFICATE OF OWNERSHIP AND MERGER

                                    of

                       AMERICAN SURGICAL LASER, INC.

                            (a Utah corporation)

                                   into
                    AMERICAN SURGICAL LASER-DEL., INC.

                         (a Delaware corporation)

         It is hereby certified that:

         1. American Surgical Laser, Inc. (hereinafter called the
"corporation") is a corporation of the State of Utah, the laws of which permit a merger of a corporation of that jurisdiction with a corporation of another jurisdiction.

        2. The corporation, as the owner of all of the outstanding shares of stock of American Surgical Laser-Del., Inc. ("ASL-Del."), hereby merges itself into ASL-Del, a corporation of the State of Delaware.

         3. The following is a copy of the resolution adopted on the 10th day of January, 1985, by the Board of Directors of the corporation to merge the corporation into ASL-Del.:

VOTED: That the Agreement of Merger between American Surgical Laser ("ASL") and American Surgical LaserDel., Inc., ("American Surgical Del."), a Delaware corporation, pursuant to which ASL is to be merged into American Surgical Del. and American Surgical Del. is to change its name to American Surgical Laser, Inc., substantially in the form presented to this meeting and attached hereto as Exhibit 1, be and the same hereby is approved and adopted subject to the same, being approved and adopted by the shareholders of ASL entitled to vote thereon at a meeting duly called and held by them; that Anthony G. Featherston, as President of ASL, be and hereby is authorized to execute and deliver said Agreement of Merger on behalf of ASL and to take such steps as he deems necessary and proper to implement and effectuate the same, his signature on any document to be conclusive evidence of his authority hereunder and that the merger of ASL into American Surgical Del. as contemplated by said Agreement be and the same hereby is authorized and approved by this Board.

         4. The proposed merqer herein certified has been approved by at least a majority of the outstanding stock entitled to vote of the corporation at a meeting thereof, duly called and held after at least 20 days' notice of the time, place, and purpose of the meeting mailed to each such stockholder at his address as it appears on the records of the corporation.

Signed and attested to on March 06, 1985.



                                                   /s/Anthony G. Featherston
                                               Anthony G. Featherston, President
                                                of American Surgical Laser, Inc.

Attest:


         /s/Jerald J. Billow

         Secretary of
         American Surgical Laser, Inc.



STATE OF MASSACHUSETTS        )
                                 )       SS.:
COUNTY OF SUFFOLK             )

         BE IT REMEMBERED that, on March 6th, 1985, before me, a Notary Public duly organized by law to take acknowledgement of deeds, personally came Anthony G. Featherston, President of American Surgical Laser, Inc., who duly signed the foregoing instrument before me and acknowledged that such instrument as executed is the act and deed of said corporation, that his signing is his act and deed, and that the facts stated therein are true.

         GIVEN under my hand on March 6th, 1985.

                                                            /s/Judith A. Ingalls
                                                                   Notary Public


NOTARIAL SEAL

                          AGREEMENT AND PLAN OF MERGER
                                       of
                          AMERICAN SURGICAL LASER, INC.
                              (a Utah corporation)
                                      INTO
                       AMERICAN SURGICAL LASER-DEL., INC.
                            (a Delaware corporation)



         AGREEMENT AND PLAN OF MERGER made and entered into this day of , l985 by and between American Surgical Laser, Inc., hereafter sometimes referred to as "American Surgical", a Utah corporation, and American Surgical Laser-Del., Inc., hereinafter sometimes referred to as "American Surgical Del.", a Delaware corporation, approved by a resolution adopted by the Board of Directors of each such corporation. American Surgical and American Surgical Del. are herainafter sometimes referred to as the "Constituent Corporations."

         WHEREAS American Surgical is a business corporation organized under the laws of the State of Utah; and

         WHEREAS the total number of shares of stock which American Surgical has authority to issue is 50,000,000 all of which are of one class and $.OO1 par value; and

         WHEREAS American Surgical Del. is a business corporation organized under the laws of the state of Delaware; and

         WHEREAS the total number of shares of stock which American Surgical Del. has authority to issue is 11,OOO,OOO shares of Common Stock, $.001 par value and 1,000.000 shares of Preferred Stock, $.001 par value; and

         WHEREAS the Utah Business Corporation Act permits a merger of a business corporation of the State of Utah with and into a business corporation organized under the laws of another jurisdiction; and

         WHEREAS the Business Corporation Law of Delaware permits the merger of a business corporation of another jurisdiction with and into a business corporation organized under the laws of the State of Delaware; and

         WHEREAS American Surgical and American Surgical Del. and the respective Board of Directors thereof deem it advisable and to the advantage, welfare and best interests of said corporations and their respective stockholders to merge American Surgical with and into American Surgical Del. pursuant to the provisions of the Utah Business Corporaticn Act and pursuant to the provisions of the Business Corporation Law of the state of Delaware upon the terms and conditions hereinafter set forth;

       NOW, THEREFORE, in consideration of the promises and of the mutual agreement of the parties hereto, being thereunto duly entered into by American Surgical and approved by a resolution adopted by its Board of Directors and by its shareholders, in accordance with the Utah Business Corporation Act and being thereunto duly entered into by American Surgical Del. and approved by a resolution adopted by its Board of Directors and its shareholders, in accordance with the Business Corporation Law of the State of Delaware, the Agreement and Plan of Merger and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as hereinafter in this Agreement set forth.

         1. American Surgical shall, pursuant to the provisions of the Utah Business Corporation Act and to the provisians of the Business Corporation Law of the State of Delaware, be liquidated by merging into American Surgical Del. upon the Effective Date of Merger, as hereinafter defined, and the separate existence of American Surgical shall thereupon cease. American Surgical Del. shall be the surviving corporation and shall continue to be governed by the laws of the State of Delaware under the name American Surgical Laser, Inc. American Surgical Del. as such surviving corporation is hereinafter referred to as the "Surviving Corporation".

         2. The Merger shall become effective upon the filing and recording of the Agreement and Plan of Merger by the Secretary of the State of Delaware or upon the filing and recording of Articles of Merger by the Secretary of the State of Utah, whichever is later.

         3. The Certificate of Incorporation of American Surgical Del. as in effect on the Effective Date of Merger shall be the Certificate of Incorporation of the Surviving Corporation and will continue in full force and effect until altered or amended as therein provided or as provided by law.

         4. The By-laws of American Surgical Del. as in effect on the Effective Date of Merger shall be the By-laws of the Surviving Corporation and will continue in full force and effect until altered or amended as therein provided or as provided by law.

         5. The directors and officers of American Surgical on the Effective Date of Merger shall be the directors and officers of the Surviving Corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated by law or in accordance with the By-laws or certificate of Incorporation of the Surviving Corporation.

         6. The manner of converting the shares of each of the Constituent Corporation into shares of securities of the Surviving Corporatian shall be as follows. Each share of Common Stock of American Surgical, $.OO1 par value, which is issued and outstanding immediately prior to the Effective Date of Merger, shall be converted into one issued and outstanding share of Common Stock, $.001 par value, of the Surviving Corporation. All treasury shares of common stock of American Surgical shall be cancelled. Each share of Common Stock of American Surgical Del., $.O01 par value, which is issued and outstanding immediately prior to the Effective Date of Merger shall be cancelled. On the Effective Date of Merger the outstanding shares of Common Stock of the Constituent Corporations, in each of the foregoing transactions, shall automatically be converted upon the basis above specified whether or not certificates representing said shares are then issued and delivered.

         7. The Surviving Corporation does hereby agree that it may be served with process in the State of Utah in any proceeding for enforcement of any obligation of American Surgical, as well as for enforcement of any obligation of the Surviving Corporation arising from the merger herein provided for, including any suit or other proceeding to enforce the right of any stockholder of American Surgical as and when determined in appraisal proceedings pursuant to the provisions of Section of the Utah Business Corporation Act; and does hereby irrevocably appoint the Secretary of State of Utah as its agent to accept service of process in any such suit or other proceedings; and does hereby specify the following address to which a copy of such process shall be mailed by the Secretacy of State of Utah.

         8. In the event that this Agreement and Plan of Merger shall have been fully approved and adopted on behalf of American Surgical in accordance with the provisions of the Utah Business Corporation Act of the State of Utah and on behalf of American Surgical Del. in accordance with the provisions of the General Business Corporation Law of Delaware, the said corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Utah and the State of Delaware and that they will cause to be performed all necessary acts within the state of Utah and the State of Delaware and elsewhere to effectuate the merger herein provided for.

         9. The Board of Directors and the proper officers of American Surgical and of American Surgical Del. are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Agreement and Plan of Merger or of the merger herein provided for.

      10. Notwithstanding the full approval or adoption of this agreement and Plan of Merger, said Agreement and Plan of Merger may be abandoned and terminated at any time prior to the filing of the Agreement and Plan of Merger by the Secretary of the State of Delaware or the filing of the Articles of Merger by the Secretary of the State of Utah, whichever is later, in the event the Constituent Corporations so agree in writing.

IN WITNESS WHEREOF, this Agreement and Plan of Merger has been hereby executed as of the date and year first above written on behalf of each of the Constituent Corporations, parties thereto by a majority of the Board of Directors of each of them.

                                          AMERICAN SURGICAL LASER, INC.

CORPORATE                             By:
SEAL                                        Anthony G. Featherston,
                                            President

                                      AMERICAN SURGICAL LASER-DEL., INC.

CORPORATE                             By:
SEAL                                        Anthony G. Featherston
                                            President

                            CERTIFICATE OF SECRETARY

                                       OF

                          AMERICAN SURGICAL LASER, INC.

         The undersigned, being the Secretery of American Surgical Laser, Inc., does hereby certify that the foregoing Agreement and Plan of Merger was consented to by a majority of the stockholders of said corporation entitled to vote at a meeting either in person or by proxy.

         I further certify that the aforesaid vote remains in full force and effect on the date of this certificate.

Dated:      , 1985

CORPORATE
SEAL
                                                             Gerald J. Billow,
                                                             Secretary

       The foregoing Agreement and Plan of Merger having been approved and certified is hereby executed by the President and by the Secretary of Americen Surgical Laser, Inc. as the act and deed of such corporation on , 1985, under the corporate seal of the corporation.

                                         AMERICAN SURGICAL LASER, INC.

CORPORATE                                  By:
SEAL                                            Anthony G. Featherston,
                                                President



                                           By:
                                                Gerald J. Billow, Secretary

COMMONWEALTH OF MASSACHUSETTS )
                              )   SS.
CITY OF                       )

         Be it remembered that on this day of January, 1985, personally came before me, a Notary Public in and for the Commonwealth of Massachusetts, the aforesaid Anthony G. Featherston and Gerald J. Billow, being respectively the President and Secretary of American Surgical Laser, Inc., a corporation organized under the laws of the State of Utah, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and they, the said Anthony G. Featherston and Gerald J. Billow, as such President and Secretary, duly executed said certificate before me and acknowledged the said certiflcate to be their act and deed and the act and deed of said corporation; that the signatures of the said President and Secretary of said corporation to the foregoing certificate are in the handwriting of the said President and Secretary that the seal affixed to said certificate is the common or corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the date and year aforesaid.


                                                                   Notary Public


NOTARIAL SEAL

                            CERTIFICATE OF SECRETARY

                                       OF

                       AMERICAN SURGICAL LASER-DEL., INC.

         The undersigned, being the Secretary of American Surgical Laser-Del., Inc., does hereby certify that the foregoing Agreement and Plan of Merger was consented to by all the stockholders of said corporation entitled to vote by written instrument dated , 1985. By such stockholder action the Agreement and Plan of Merger was considered by the stockholdecs of the corporation entitled to vote, and all such outstanding shares of the corporation so entitled to vote herein consented to the adoption of the Agreement and Plan of Merger.

         I further certify that the aforesaid consent remains in full force and effect on the date of this certificate.

Dated:       , 1985

CORPORATE
SEAL

                                                     Gerald J. Billow, Secretary

         The foregoing agreement and Plan of Merger having been approved and certified is hereby executed by the President and by the Secretary of American Surgical Laser-Del., Inc., as the act and deed of such corporation on ,1985 under the corporate seal of the corporation.

                                            AMERICAN SURGICAL LASER-DEL., INC.

CORPORATE                                     By
SEAL                                                Anthony G. Featherston
                                                    President


                                              By
                                                    Gerald J. Billow, Secretary

COMMONWEALTH OF MASSACHUSETTS   )
                                ) SS.
 CITY OF                        )




         Be it remembered that on this day of January, 1985, personally came before me, a Notary Public in and for the Commonwealth of Massachusetts, the aforesaid Anthony G. Featherston and Gerald J. Billow, being respectively the President and Secretary of American Surgical Laser-Del., Inc. a corporation organized under the laws of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and they, the said Anthony G. Featherston and Gerald J. Billow, as such President and Secretary, duly executed said certificate before me and acknowledged the said cercificate to be their act and deed and the act and deed of said corporation; that the signatures of the said President and Secretary of said corporation to the foregoing certificate are in the handwriting of the said President and Secretary of said corporation, respectively, and that the seal affixed to said certificate is the common or corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the date and year aforesaid.




                                                                   Notary Public


NOTARIAL SEAL

                             CERTIFICATE OF DESIGNATION

                                         OF

                           American Surgical Laser, Inc.

                    (formerly American Surgical Laser-Del, Inc.)


     I, Anthony G. Featherston, President of American Surgical Laser, Inc., a Delaware corporation, DO HEREBY CERTIFY that the following is a true and correct copy of a resolution adopted by the Board of Directors of the corporation on March 7, 1985

RESOLVED:      That the Designations, Preferences and Relative,
      Participating, Optional or other Rights of the Series
      A Convertible Preferred Stock, substantially in the form attached hereto as Exhibit C, providing for the relative voting rights of the Series A Con veritable Preferred Stock of the Corporation be and hereby is authorized and approved and that the officers of the Corporation be and hereby are authorized in the name and on behalf of the Corporation to cause to be filed with the Secretary of State of the State of Delaware said Designations with such changes, additions, deletions and amendments as the officers and counsel to the Corporation, or any of them, may approve, in his or their sole dis-cretion as being necessary, desirable or appropriate, the making of any such change, addition, deletion or amendment to be conclusive evidence of such approval and of the authority therefor hereunder.

I further certify that the foregoing resolutions are still in full force and effect and have not been modified, amended or rescinded in and respect.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 8th day of March, 1985.

                                   /s/Anthony G.Featherston, Pres.

Anthony G. Featherston
President

I, Gerald J. Billow, being the duly elected Secretary of American Surgical Laser-Del., Inc., DO HEREBY CERTIFY that

Anthony G. Featherston is the duly elected President of the Corporation and the signature set forth above is his true and correct signature.

ATTEST:                  /s/Gerald J. Billow Sec.
                         Gerald J. Billow
                         Secretary

                                  Exhibit C

                        AMERICAN SURGICAL LASER, INC.

                   DESIGNATIONS, PREFERENCES AND RELATIVE,
                      PARTICIPATING, OPTIONAL OR OTHER
                        SPECIAL RIGHTS OF THE SERIES A
                         CONVERTIBLE PREFERRED STOCK



1.   DIVIDENDS.     The holders of Series A Convertible Preferred Stock shall
be entitled to receive, in preference to the holders of any class of Common Stock or any other Junior Stock, cumulative cash dividends at the rate of $.30 per share per annum. Such dividends shall begin to accrue from and after September 30, 1985 and shall be payable in equal semi-annual installments of $.15 per share in cash on March 31 and September 30 of each year, commencing March 31, 1986. The foregoing dividends shall be declared by the Board of Directors of the Corporation and paid, in its discretion, to the holders of Series A Convertible Preferred Stock to the extent permitted by law. The dividends payable to the holders of Series A Convertible Preferred Stock shall accrue on each dividend payment date to the extent of the installment due on such date and shall be cumulative semi-annually, so that if on any dividend payment date full dividends upon the outstanding Series A Convertible Preferred Stock shall not have been paid in full in accordance with the provisions of this paragraph 1, then the deficiency shall be declared and paid, or irrevocably set aside for payment, before (i) any dividends shall be declared and paid, or set aside for payment, upon the Common stock or any other Junior Stock or (ii) the Corporation shall make any other distribution in respect of Common Stock or any Junior Stock, or payment on account of the redemption, purchase or acquisition of such stock, except for the repurchase of shares of Common Stock from former officers, directors or employees of the Corporation. The holders of Series A Convertible Preferred Stock shall not be entitled to any dividends except as aforesaid, nor shall they be entitled to any interest on any dividends which may be in arrears.

2.   LIQUIDATION.   In the event of a voluntary or involuntary liquidation,
dissolution or winding up of the corporation, the holders of Series A Convertible Preferred Stock shall be entitled to receive $3.00 per share, plus accrued and unpaid dividends, before any distribution or payment is made to the holders of Common Stock or any Junior Stock. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets distributable among the holders of the Series A Convertible Preferred Stock shall be insufficient to permit the payment in full to such holders of the amount herein above provided, then the entire assets of the corporation shall be applied ratably to the payment of such amount to the holders of Series A Convertible Preferred Stock then outstanding.

Neither the merger nor the consolidation of the Corporation, nor the sale, lease or conveyance of all or a part of its property and business as an entirety, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 2, unless such sale, lease conveyance shall be in connection with a plan of liquidation, dissolution or winding up of the Corporation.

3.   REDEMPTIONS. (a)    To the extent permitted by law, the Corporation
shall redeem on September 30, 1990, and on each September 30, thereafter to an including September 30,

1994, a number of shares of Series A Convertible Preferred Stock equal to 20% of the aggregate number of shares of Series A Convertible Preferred Stock outstanding on the close of business on September 29, 1990, or if the shares then issued and outstanding are less than 20% of the aggregate number of shares outstanding on the close of business on September 29, 1990, then all such shares. Such redemption shall be at a redemption price equal to the sum of $3.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption (the "Redemption Price").

     (b) The shares of Series A Convertible Preferred Stock at the time outstanding may be redeemed by the corporation, in whole or in part, at the option of the corporation expressed by a resolution of its Board of Directors, at any time and from time to time after March 30, 1986 at the Redemption Price.

     (c) If pursuant to paragraph 3(a) or 3(b) the corporation shall seek to redeem any shares of Series A Convertible Preferred Stock, the Corporation shall give written notice of such redemption to each holder of record of shares of Series A Convertible Preferred Stock to be redeemed not less than 30 nor more than 60 days prior to the date fixed for redemption, by certified mail enclosed in a postage paid envelope addressed to such holder at such holder's address as the same shall appear on the books of the Corporation. Such notice shall (i) state that the Corporation has elected or is required to redeem such Shares, (ii) state the date fixed for redemption, (iii) state the amount payable on redemption, (iv) stare that the Shares called for redemption are convertible, until the close of business on the fifth day preceding the date fixed for redemption and (v) cal-1 upon such holder to surrender to the Corporation on or after said date at its principal place of business designated in such notice, a certificate or certificates representing the number of shares of Series A , Convertible Preferred Stock to be redeemed in accordance with such notice. on or after the date fixed in such notice for redemption, each holder of shares of Series A Convertible Preferred Stock to be so redeemed shall present and surrender the certificate or certificates for such shares to the Corporation at the place designated in said notice and thereupon the Redemption Price of such shares shall be paid to, or to the order of, whose name appears on such certificate or certificates as the owner thereof. From and after the date fixed in any such notice as the date for Redemption, unless default shall be made by the Corporation in providing for the payment of the Redemption Price pursuant to such notice, all rights of the holders of the Series A Convertible Preferred Stock so redeemed, except the right to receive the Redemption Price (but without interest thereon) shall cease and terminate.

     (d) Any shares of Series A Convertible Preferred Stock redeemed by the Corporation shall be retired and shall not be reissued and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Convertible Preferred Stock.

4.   Conversion. (a)     The holder of any share or shares D.0 Series A
Convertible Preferred Stock shall have the right, at it's option to convert all or any portion of such shares into fully paid and nonassessable shares of Common Stock of the Corporation at any time and from time to time after the date of at the rate of four shares of Common Stock for each one share of Series A Convertible Preferred Stock, or at the rate which results from the making of any adjustment specified in subparagraph (f) hereof (the number of shares of Common Stock issuable at any time, giving effect to the latest prior adjustment pursuant to subparagraph (f) hereof, if any, in exchange for one share of Series A Convertible Preferred Stock being hereinafter called the "Conversion Rate"). When shares of Series A Convertible Preferred Stock are converted, all dividends accrued and unpaid on the stock so converted to the date of conversion (whether or not currently payable) shall be immediately due and payable and must accompany the shares of Common Stock issued upon such conversion.

     (b) The Series A Convertible Preferred Stock shall be convertible at the principal office of the Corporation into fully paid and nonassessable shares of Common Stock at the Conversion Rate. In case of the redemption pursuant to paragraph 3(a) or 3(b) of any shares of. Series A Convertible Preferred Stock, such right of conversion shall cease and terminate, as to the shares to be redeemed. at the close of business on the fifth day preceding the date fixed for such redemption, unless default shall be made in the payment of the Redemption Price for the shares to be so redeemed.

     (c) In order to convert shares of Series A Convertible Preferred Stock into shares of Common Stock pursuant to the right of conversion set forth in subparagraph (a), the holder thereof shall surrender the certificate or certificates representing Series A Convertible Preferred Stock, endorsed to the Corporation or in blank, at the principal office of the Corporation and shall give written notice to the Corporation that such holder elects to convert the same, stating in such notice the name or names in which such holder wishes the certificate or certificates representing shares of Common Stock to be issued. The Corporation shall, within five business days, deliver at said office or other place to such holder of Series A Convertible Preferred Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash to which such holder shall be entitled in lieu of fractional shares. Shares of Series A Convertible Preferred Stock shall be deemed to have been converted as of the date of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Convertible Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to, or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Convertible Preferred Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to the rights of the shares of Series A Convertible Preferred Stock representing thereby to the same extent a if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

     (d) Notwithstanding the provisions of subparagraph (a) hereof, the issued and outstanding shares of Series A Convertible Preferred Stock shall be automatically converted into fully paid and nonassessable shares of Common Stock at the Conversion Rate immediately upon the consummation of the Corporation's initial sale of Common Stock in a bona fide firm commitment underwriting pursuant to a registration statement filed with and declared effective by the Securities Act of 1933 which results in aggregate net cash proceeds to the Corporation of at least $5,000,000. When shares of Series A Convertible Preferred Stock are converted, all dividends accrued and unpaid on the stock so converted to the date of conversion (whether or not currently payable) shall be immediately due and payable and must accompany the shares of Common Stock issued upon such conversion. Such dividends may be paid, at the option of the Corporation, in whole or in part in shares of Common Stock of the Corporation. Each such share shall be valued at the Conversion Amount of a whole share of Common Stock on the business day preceding the date of conversion.

     (e) The issuance of certificates for shares of Common Stock upon the conversion of shares of Series A Convertible Preferred Stock shall be made without charge to the converting stock holder for any original issue or transfer tax in respect of the issuance of such certificates and any such tax shall be paid by the Corporation.

     (f)  The Conversion Rate shall be subject to the following adjustments:

               (i) If the Corporation shall subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock, or combine the outstanding shares of Common Stock into a lesser number of shares, or issue by reclassification of its shares of Common Stock any shares of the Corporation, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holders of Series A Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such holder would have owned or been entitled to receive after the happening of any of the events described above if such shares of Series A Convertible Preferred Stock had been converted immediately prior to the happening of such event on the day upon which such subdivision, combination or reclassification, as the case may be, becomes effective.

               (ii) In case the Corporation shall seek to effect a reorganization, shall seek to merge with or consolidate into another corporation, or shall seek to sell, transfer or otherwise dispose of all or substantially all of its property, assets or business and, pursuant to the terms of such proposed reorganization, merger, consolidation or disposition of assets, shares of stock or other securities, property or assets of the Corporation, successor or transferee or an affiliate thereof or cash are proposed to be received by or distributed to the holders of Common Stock, then each holder of Series A Convertible Preferred Stock shall be given a written notice from the Corporation informing each holder of the terms of such proposed reorganization, merger, consolidation, or disposition of assets and of the record date thereof for any distribution pursuant thereto, at least ten days in advance of such record date, and each holder of Series A convertible Preferred Stock, the number of shares of stock or other securities, property or assets of the Corporation, successor or transferee or affiliate thereof or cash receivable upon or as a result of such reorganization, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock equal to the Conversion Rate immediately prior to such event, multiplied by the number of shares of Series A Convertible Preferred Stock as may be converted. The provisions of this subparagraph (ii) shall similarly apply to successive reorganizations, mergers, consolidations or dispositions of assets.

               (iii) If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, the Corporation shall not effect any consolidation, merger or sale with the person having made such offer or with any affiliate of such person, unless prior to the consummation thereof each holder of shares of Series A Convertible Preferred Stock shall have been given a reasonable opportunity then to elect to receive, upon conversion of the shares of Series A Convertible Preferred Stock then held by such holder, either the stock, securities, cash or assets then issuable with respect to the Common Stock or the stock, securities, cash or assets issued to previous holders of the Common Stock in accordance with such offer, or the equivalent thereof.

               (iv) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, for the purposes of this paragraph 4(f).

               (v) All calculations under this paragraph (g) shall be made to the nearest one-thousandth of a share.

               (vi) Whenever the Conversion Rate shall be adjusted pursuant to this paragraph (f), the Corporation shall forthwith obtain, and cause to be delivered to each holder of Series A Convertible Preferred Stock, a certificate signed by the principal financial or accounting office of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the new Conversion Rate. In the case referred to in subparagraph
(ii), such a certificate shall be issued describing the amount and kind of stock, securities, property or assets or cash which shall be receivable upon conversion of Series A Convertible Preferred Stock after giving effect to the provisions of such subparagraph (ii).

     (g) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of Series A Convertible Preferred Stock , the full number of shares of Common Stock then deliverable upon the conversion or exchange of all shares of Series A Convertible Preferred Stock at the time outstanding. The Corporation shall take at all times such corporate action as shall necessary in order that the Corporation may validly and legally issue fully paid and nonassessable share of Common Stock upon the conversion of Series A Convertible Preferred Stock in accordance with the provisions hereof.

     (h) No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon any conversion of Series A Convertible Preferred Stock, but, in lieu thereof, there shall be paid an amount in cash equal to the Conversion Amount of a whole share of Common Stock on the business day preceding the day of conversion multiplied by the fraction of a share which the holder of Series A Convertible Preferred Stock would have been entitled to receive.

     5.   Voting Rights.

     The holders of each share of Series A Convertible Preferred Stock shall not have the right to vote.


     6.   Definitions.

     (a) "Common Stock" shall mean the common stock, par value $.001, of the Corporation.

     (b) "Junior Stock" shall mean any class of series of capital stock of the Corporation which may be issued which, at the time of issuance, is not declared to be on a parity with or senior to the Series A Preferred Stock as to all of the following: dividends, rights upon liquidation or redemption or voting rights.

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CURPORATIONS
                                                       FILED 12:30 PM 02/28/1997

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION


AMERICAN SURGICAL LASER, INC.
A corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of /s/ AMERICAN SURGICAL LASER, INC. Resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stock holders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered 4 so that, as amended, said Article shall be and read as follows: CAPITALIZATION THE CORPORATION SHALL BE AUTHORIZED TO ISSUE THE FOLLOWING CAPITAL STOCK: Common 11,000,000 Common class B 9,000,000 Preferred 1,000,000 All Par $.001

SECOND. That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD. That said amendment was duly adopted in accordance with the provisions of the Section 242 of the General Corporation Law of the State of Delaware.

FOURTH. That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said BOARD OF DIRECTORS OF AMERICAN SURGICAL LASER INC.

has caused this certificate to be signed by Layne Meriwether, its President, and Darryl Meriwether, its Secretary, the 26th day of February 1997


                                   By:/s/ Layne Meriwether

                                   Attest: /s/ Darryl Meriwether

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                        AMERICAN SURGICAL LASER, INC.


     American Surgical Laser Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

     DOES HEREBY CERTIFY:

     FIRST:    The name of the Corporation is American Surgical Laser, Inc.

     SECOND:   The following amendment was adopted by the Board of Directors and majority stockholders of the Corporation on February 28, 1997, in the manner prescribed by Sections 141, 228, and 242 of the General Corporation Law of the State of Delaware.

     RESOLVED, that the Corporation effect a reverse split of the corporation's $.001 par value common stock and Class B common stock on the basis of one for 200, retaining the authorized common shares at 11,000,000 shares and the Class B common shares at 9,000,000 shares, with fractional shares being rounded up to the nearest whole share, and with appropriate adjustments being made in the additional paid in capital and stated capital accounts of the Corporation; and

     FURTHER, RESOLVED, that such amendment take effect at 8:00 a.m., Mountain Daylight Time, May 27, 1997.

     THIRD:    This amendment does not provide for any exchange,
reclassification or cancellation of issued shares.

     FOURTH:   This amendment reduces the 10,999,184 common shares
outstanding to 54,996, and reduces the 9,000,000 Class B common shares to 45,000 shares; and decreases the stated capital of the common shares from $ 10,999 to $55, and decreases the stated capital of the Class B shares from $9,000 to $45.

     IN WITNESS WHIEREOF, American Surgical Laser, Inc. has caused this Certificate to be signed by Layne T. Meriwether, its President, and attested by Darryl Meriwether, its Secretary, this 23 day of May, 1997.

                                   AMERICAN SURGICAL LASER, INC.

                                   By: /s/Layne T. Meriwether

                                    Layne T. Meriwether, President

 Attest:

/s/Darryl Meriwether                                             /s/ Amy Adams

 Darryl Meriwether, Secretary

                                                      [SEAL]

    STATE OF DELAWARE
    SECRETARY OF STATE
DIVISION OF CURPORATIONS
FILED 09:00 AM 06/10/1997
    971190619 - 2053155

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                        AMERICAN SURGICAL LASER, INC.


    American Surgical Laser, lnc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

    DOES HEREBY CERTIFY:

    FIRST:    The name of the Corporation is "American Surgical Laser, Inc."

    SECOND: The following amendment was adopted by the Board of Directors and majority stockholders of the Corporation on May 28, 1997, in the manner prescribed by Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

    RESOLVED, that the Corporation change its name to "Eclipse Imports, Inc.";

    FURTHER, RESOLVED, that such amendment take effect on the date of filing hereof.

    THIRD:    This amendment does not provide for any exchange,
reclassification or cancellation of issued shares.

    FOURTH:   This amendment does not affect the outstanding shares or stated
capital of the Corporation.

    IN WITNESS WHEREOF, American Surgical Laser, Inc. has caused this Certificate to be signed by Collette D. Meriwether, its President, and attested by Betty L. Meriwether, its Secretary, this 4 day of June, 1997.

                                   AMERICAN SURGICAL LASER, INC.

                                     /s/ Collette D. Meriwether
                                   Collette D. Meriwether President

Attest:



/s/ Betty L. Meriwether
Betty L. Meriwether, Secretary

EXHIBIT 3.1
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              ECLIPSE IMPORTS, INC.

          Eclipse Imports, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST: The name of the Corporation is Eclipse Imports, Inc.

          SECOND: The following amendment was adopted by the Board of Directors and a majority of stockholders of the Corporation on February 12, 1999, in the manner prescribed by the General Corporation Law of the State of Delaware.

         RESOLVED, that the name of the corporation shall be NEUROCHEMICAL RESEARCH INTERNATIONAL, CORP.

         THIRD: The Board of Directors and a majority of stockholders approved a reverse split of the Corporation's common stock and Class B common stock on the basis of one for ten, effective 8 a.m., Mountain Standard Time, February 13, 1999. This reverse does not change article four of the articles of incorporation; the authorized common shares remain at 11,000,000 shares and the Class B common shares remain at 9,000,000.

         FOURTH: This amendment does not provide for any exchange, reclassification or cancellation of issued shares.

         IN WITHNESS WHEREOF, Eclipse Imports, Inc. has caused this certificate to be signed by Angela M. Ross, its Presidency, this 12th day of February, 1999.


                                       ECLIPSE IMPORTS, INC.
                                       /s/ Angela Ross, President

State of Utah              )
                           )
County of Salt Lake        )

         Subscribed and sworn to before me this 12th day of February, 1999.

                                       /s/ O. Robert Meredith

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                   NEUROCHEMICAL RESEARCH INTERNATIONAL, CORP.

         Neurochemical Research International, Corp. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         1. That the Board of Directors of said corporation, by unanimous written consent, adopted the following resolutions:

         a. RESOLVED, that, subject to shareholder approval, the name of the Company be changed to "Ultimate Sports Entertainment, Inc." and that Article 1 of the Certificate of Incorporation of the Company be amended to read as follows: "The name of the corporation shall be Ultimate Sports Entertainment, Inc."

         b. RESOLVED, that the Board of Directors hereby declares it advisable and in the best interest of the corporation to amend
            Article 4 of the Certificate of Incorporation to read as follows:

                              Section 1. The stock of the corporation is
                     divided into two classes, namely: common stock in the amount of fifty million (50,000,000) shares of the par value of $.001 each and preferred stock in the amount of one million (1,000,000) shares of the par value of $.001 each. The board of directors shall have authority, by resolution or resolutions, to divide the preferred stock into series, to establish and fix the distinguishing designation of each such series and the number of shares thereof (which number, by like action of the board of directors from time to time thereafter, may be increased except when otherwise provided by the board of directors in creating such series, or may be decreased but not below the number of shares thereof then outstanding) and, within the limitations of applicable law of the State of Delaware or as otherwise set forth in this article, to fix and determine the relative rights and preferences of the shares of each series so established prior to the issuance thereof. There shall be no cumulative voting by shareholders.

                              Section 2. The shareholders shall have no
                     preemptive rights to acquire any shares of this corporation.

         c. RESOLVED, that the Board of Directors hereby declares it advisable and in the best interest of the corporation to add
            Article 11 to the Certificate of Incorporation to read as follows:

                              Section 1. A director of the corporation
                     shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
                     (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
                     (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

                              Section 2. Any repeal or modification of the
                     foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         d. RESOLVED, that the Board of Directors hereby declares it advisable and in the best interest of the corporation to repeal any and all prior designations relating to the preferred stock of the Company.

         2. That said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         3. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by its president this 6th day of April 1999.


                                       /s/ Angela M. Ross, President